Exhibit 99.3

Federal Energy Regulatory Commission Issues Environmental Assessment for
   Cheniere's Sabine Pass LNG Receiving Terminal Phase II Expansion

    HOUSTON--(BUSINESS WIRE)--May 5, 2006--Cheniere Energy, Inc. (AMEX:LNG) reported today that the Federal Energy Regulatory Commission (FERC) has issued an Environmental Assessment for the expansion of Cheniere's Sabine Pass liquefied natural gas (LNG) receiving terminal which is currently under construction in Cameron Parish, Louisiana. In July 2005, Sabine Pass LNG L.P. submitted an application to the FERC under Section 3 of the Natural Gas Act seeking authorization to expand the capacity of the terminal from 2.6 billion cubic feet per day (Bcf/d) to 4 Bcf/d.
    The FERC Staff concludes in the Environmental Assessment that approval of the expansion of the terminal, with appropriate mitigating measures as recommended, would not constitute a major federal action significantly affecting the quality of the human environment.
    Sabine Pass LNG, L.P. received authorization from the FERC for Phase I of its Cameron Parish receiving terminal facility in December 2004 and commenced construction in March 2005. Start-up of Phase I is targeted for early 2008 and Phase II in 2009.
    Phase I of the Sabine Pass LNG receiving terminal is designed with regasification capacity of 2.6 Bcf/d, two unloading docks and three storage tanks capable of holding 10 Bcf equivalent of LNG. The Phase II expansion calls for construction of three additional tanks with another 10 Bcf of storage and 1.4 Bcf/d of additional regasification capacity.
    The project's capacity holders are Total LNG USA, Inc., a subsidiary of Total S.A., with a reservation of 1 Bcf/d for 20 years, Chevron USA Inc., a subsidiary of the Chevron Corporation, with a reservation 1 Bcf/d for 20 years and Cheniere LNG Marketing a subsidiary of Cheniere Energy, Inc. with a reservation of 1.5 Bcf/d for 20 years.

    Cheniere Energy, Inc.

    Cheniere Energy is developing a platform of three, 100% owned LNG receiving terminal projects along the U.S. Gulf Coast. The three terminals will have an aggregate send-out capacity of 9.9 Bcf/d. Cheniere Energy plans to leverage its terminal platform by pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere Energy is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal, is a partner in an LNG shipping venture, and engages in oil and gas exploration in the shallow waters of the U.S. Gulf of Mexico.
    Cheniere Energy is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere Energy may be found on the company's Web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy, Inc., Houston
             Investor Relations
             David Castaneda, 713-265-0202
             or
             Christina Cavarretta, 713-265-0208